                                                                    Exhibit 4.19

                        AMENDMENT NO. 3 (the "Amendment") dated as of March 26, 1997 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (the "Agreement"), among SKYTEL CORP., a Delaware corporation ("SkyTel"), MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to therein, the lenders referred to therein (the "Lenders"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent, and J.P. MORGAN SECURITIES INC., as co-syndication agent.


                          INTRODUCTORY STATEMENT
                          ----------------------


            All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

            The Borrower has presented the Lenders with a revised business plan which includes certain planned asset sales and equity issuances. In connection therewith, the Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

            In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

            SECTION 1. Amendment to the Agreement.  Subject to the
                       --------------------------
provisions of Section 2 hereof, the Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 2 hereof) as follows:

            (A) The definition of "Margin" appearing in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

                  "'Margin' shall mean in the case of Alternate Base Rate
                    ------
            Loans, 200 Basis Points per annum and in the case of Eurodollar Loans, 300 Basis Points per annum; subject in each case, at any time after (but not before) December 31, 1997, to adjustment from time to time in accordance with the terms of Section 2.5(c) hereof."

            (B) The definition of "Net Cash Proceeds" appearing in Article 1 of the Agreement is hereby amended by adding the following new phrase at the end of the existing text:

             "and (D) the amount of any Indebtedness (other than Indebtedness hereunder) secured by the property or assets being sold and/or required to be repaid by a Credit Party on the occasion of such sale."

            (C) The following definitions are hereby added to Article 1 of the Agreement in their proper alphabetical order:

                  "'Consolidated Net Working Capital' shall mean for any
                    --------------------------------
            date at which it is to be determined, (i) the sum of accounts receivable and other current assets, minus (ii) accounts payable and other accrued current liabilities, as each of such items would appear on a balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date of determination in accordance with GAAP."

                  "'Total Sources' shall mean, with respect to any Person
                    -------------
            for any period for which such amount is being determined, the sum of the following (without double-counting): (i) Consolidated EBITDA of such Person, (ii) unrestricted cash on hand (i.e. cash and Cash Equivalents) held by such Person at the beginning of such period,
            (iii) unused availability under the Agreement at the beginning of such period, (iv) any increase in availability under the Agreement which becomes effective during such period, (v) any net reduction (or minus any net increase) in Consolidated Net Working Capital during such period, and (vi) Net Cash Proceeds received by such Person during such period in connection with the sale or other disposition of an asset permitted by Section 6.4 hereof or the issuance by Mtel of any equity securities or Subordinated Debt permitted by Section 6.1(d) hereof, all as determined on a consolidated basis in accordance with GAAP for such Person and its Consolidated Subsidiaries."

                   "Total Uses' shall mean, with respect to any Person for
                    ----------
            any period for which such amount is being determined, the sum (without double-counting) of the following items to the extent actually paid in cash during such period: (i) Capital Expenditures of such Person, (ii) Consolidated Interest Expense of such Person,
            (iii) net principal repayments, if any, of the Loans during such period, (iv) cash taxes actually paid during such period and (v) any other cash expense, including Restricted Payments to the extent permitted by Section 6.26 hereof (but only to the extent such expenses or payments were not previously reflected in the calculation of Consolidated EBITDA for such Person for such period), made during such period, all as determined on a consolidated basis in accordance with GAAP for such Person and its Consolidated Subsidiaries."

                   "Trailing Four Quarters' shall mean, with respect to any
                    ----------------------
            date of determination, the fiscal quarter then ended and the three immediately preceding fiscal quarters, considered as a single period."

            (D) The first sentence of Section 2.2(b) of the Agreement is hereby amended by deleting the date "March 31, 1997" appearing therein (as such Section has been amended) and inserting the date "December 31, 1997" in lieu thereof.

            (E) Section 2.2(e) of the Agreement is hereby amended in its entirety to read as follows:

                  "(e)  The Borrower hereby agrees it shall not request that any Loan be made if, after giving effect thereto, the sum of the aggregate Loans then outstanding plus the then current L/C Exposure would exceed (i) $175,000,000 at any time after the effective date of Amendment No. 3 to this Agreement until such date that the Administrative Agent shall have received copies of financial statements and a Compliance Certificate for the period ending 6/30/97 confirming that no Default exists as of such date, (ii) $190,000,000 from the date of receipt of the Compliance Certificate described in the preceding clause (i) until such date that the Administrative Agent shall have received copies of financial statements and a Compliance Certificate for the period ending 9/30/97 confirming that no Default exists as of such date, (iii) $200,000,000 from the date of receipt of the Compliance Certificate described in the preceding clause (ii) until December 31, 1998, and
            (iv) $175,000,000 on and after December 31, 1998; provided that at any time after Mtel provides the Lenders with financial statements for the fiscal year ending on December 31, 1997, the business plan for fiscal year 1998 for Mtel and its Subsidiaries and other documentation requested by the Lenders, such limitations may be increased or eliminated upon approval by the Required Lenders in their discretion."

            (F) Section 2.5(c) of the Agreement is hereby amended by (1) deleting the date "March 31, 1997" appearing at the beginning of such Section (as such Section has been amended) and inserting the date "December 31, 1997" in lieu thereof and (2) deleting the date "June 30, 1997" appearing in clause
(ii) of such Section (as such Section has been amended) and inserting the date "March 31, 1998" in lieu thereof.

            (G) Section 2.5(c) of the Agreement is hereby further amended so that the table currently appearing therein will only apply so long as the Standard & Poors rating on Mtel's 13-1/2% Senior Notes due 2002 is BB- or better, and at all other times the following table shall apply instead:



            (X)                (Y)
                             Margin

     Ratio of Total Debt of Mtel
        and its Consolidated
     Subsidiaries to Annualized   For Alternate Base Rate   For Eurodollar Loans
           EBITDA of SkyTel                Loans            --------------------
           ----------------                -----

    greater than or equal to          200 Basis Points       300 Basis Points
    5.00:1.00

    greater than or equal to          175 Basis Points       275 Basis Points
    4.50:1.00, but less than
    5.00:1.00

    greater than or equal to          150 Basis Points       250 Basis Points
    4.00:1.00, but less than
    4.50:1.00

    greater than or equal to          125 Basis Points       225 Basis Points
    3.50:1.00, but less than
    4.00:1.00

    less than 3.50:1:00               100 Basis Points       200 Basis Points


            (H) Section 2.7(d) is hereby amended in its entirety to read as follows:

                  "(d) The Total Commitment shall be automatically and
            permanently reduced by an amount equal to one hundred percent (100%) of any Net Cash Proceeds received by any Credit Party on or after January 1, 1997 from any sale or other disposition of any asset pursuant to Section 6.4(c), (e) or (f) hereof or from the issuance by Mtel of any equity securities or any Indebtedness permitted under Section 6.1(d) hereof, but only to the extent that the cumulative amount of such Net Cash Proceeds exceeds $90,000,000. Any reduction in the Total Commitment pursuant to this Section 2.7(d) shall occur simultaneously with the receipt by such Credit Party of such Net Cash Proceeds. Any reduction in the Total Commitment pursuant to this Section 2.7(d) shall be applied pro rata to reduce any remaining scheduled reductions in the Total Commitment pursuant to Section 2.7(b) hereof."

            (I) Section 2.7(e) is hereby deleted in its entirety and replaced with the words "Not Used."

            (J) Section 2.10(c) is hereby amended in its entirety to read as follows:

                  "(c) The Borrower shall pay to the Administrative Agent for the pro rata account of each Lender as a mandatory prepayment on the Loans, an amount equal to one hundred percent (100%) of any Net Cash Proceeds received by any Credit Party on or after January 1, 1997 from any sale or other disposition of any asset pursuant to Section 6.4(c), (e) or (f) hereof or from the issuance by Mtel of any equity securities or any Indebtedness permitted under Section 6.1(d) hereof, but only to the extent that the cumulative amount of such Net Cash Proceeds exceeds $90,000,000. All such mandatory prepayments pursuant to this
            Section 2.10(c) shall be made by the Borrower substantially simultaneously with receipt of such Net Cash Proceeds, but in any event within three (3) Business Days of receipt thereof.


            (K) Section 2.10(d) is hereby deleted in its entirety and replaced with the words "Not Used."

            (L) Clause (iii) of Section 5.1(e) of the Agreement is hereby amended by adding the words "and Section 6.31" after the words "Sections 6.15 through 6.23" appearing therein.

            (M) Section 5.21(b) of the Agreement is hereby amended in its entirety to read as follows:

                  "(b)  On or before December 31, 1997, sell or otherwise
            dispose of all or a portion of the equity interests in Mtel Asia (or any of Mtel Asia's Subsidiaries) owned by Mtel or any of its Affiliates, in a transaction which results in the receipt by the Credit Parties of Net Cash Proceeds of at least $10,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof."

            (N) Section 6.4(c) of the Agreement is hereby amended by deleting the figure "$10,000,000" and inserting in its place the figure "$15,000,000".

            (O) Clause (iii) of Section 6.4(e) of the Agreement is hereby amended in its entirety to read as follows:

            "(iii) all the equity interest in Mtel Asia (or any of Mtel Asia's Subsidiaries)"

            (P) The table appearing in Section 6.15 of the Agreement (Total Debt to EBITDA Ratio of Mtel and Its Consolidated Subsidiaries) is hereby amended in its entirety to read as follows:



         "Period                          Ratio
          ------                          -----

         From 3/31/98 through 6/29/98   10.00:1.00

         From 6/30/98 through 9/29/98    7.00:1.00

          From 9/30/98 through 12/30/98  5.00:1.00

         From 12/31/98 through 3/30/99   4.00:1.00

         From 3/31/99 through 6/29/99    3.75:1.00

         From 6/30/99 through 9/29/99    3.50:1.00

         From 9/30/99 through 12/30/00   3.00:1.00

         12/31/00 and thereafter         2.50:1.00"

         (Q) The table appearing in Section 6.17 of the Agreement (Ratio of Total Debt of Mtel and its Consolidated Subsidiaries to EBITDA of SkyTel) is hereby amended in its entirety to read as follows:



         "Period                        Ratio
                                        -----

         From 3/31/97 through 9/29/98  4.50:1.00

         From 9/30/98 through 12/30/99 4.25:1.00

         12/31/99 and thereafter       4.15:1.00"

         (R) Section 6.18(a) of the Agreement is hereby amended in its entirety and replaced with the following:

                  "(a)  With respect to each of the fiscal quarters indicated
            below, permit the ratio of Annualized EBITDA of Mtel and its Consolidated Subsidiaries to Consolidated Interest Expense of Mtel and its Consolidated Subsidiaries for the Trailing Four Quarters minus, in the case of each Trailing Four Quarters ending on or
            -----
            before December 31, 1997, interest paid on the Senior Notes due 2002 from funds held in the Pledge Account (as such term is defined in the Senior Note Indenture), to be less than the corresponding ratio indicated below:



                 Fiscal Quarter Ended           Ratio
                                                -----

                 September 30, 1997           1.00:1.00

                 December 31, 1997            2.75:1.00



                 March 31, 1998               1.10:1.00

                  June 30, 1998               1.25:1.00

                 September 30, 1998           1.50:1.00

                 December 31, 1998            2.00:1.00



                 March 31, 1999               2.25:1.00

                 June 30, 1999                2.25:1.00

                 September 30, 1999           2.75:1.00

                 December 31, 1999 and each
                 fiscal quarter end thereafter 3.00:1.00"

             (S) Section 6.18(b) of the Agreement is hereby amended in its entirety to read as follows:

                  "(b)  With respect to each of the fiscal quarters indicated
            below, permit the ratio of Annualized EBITDA of SkyTel to Consolidated Interest Expense of Mtel and its Consolidated Subsidiaries for the Trailing Four Quarters minus, in the case
                                                        -----
            of each Trailing Four Quarters ending on or before December 31, 1997, interest paid on the Senior Notes due 2002 from funds held in the Pledge Account (as such term is defined in the Senior Note Indenture), to be less than the corresponding ratio indicated below:



                 Fiscal Quarter Ended           Ratio
                 --------------------           -----

                 March 31, 1997               7.25:1.00

                 June 30, 1997                7.25:1.00

                 September 30, 1997           7.00:1.00

                 December 31, 1997            7.00:1.00



                 March 31, 1998 and each fiscal
                 quarter end thereafter          1.75:1.00"

             (T) The table appearing in Section 6.19 of the Agreement (Minimum EBITDA of SkyTel) is hereby amended so that the figure set forth under the heading "Amount" is $25,000,000 for each fiscal quarter ending on or after March 31, 1997.

             (U) The table appearing in Section 6.20 of the Agreement (Minimum EBITDA of Mtel) is hereby amended in its entirety to read as follows:



            "Fiscal Quarter Ended               Amount
                                             -----------
                                            (in millions)

            June 30, 1997                       2.5

            September 30, 1997                  7.0

            December 31, 1997                   12.0



            March 30, 1998                      16.5

            June 30, 1998                       20.0

            September 30, 1998                  24.0

            December 31, 1998                   29.0



            March 31, 1999                      30.0

            June 30, 1999                       33.0

            September 30, 1999                  37.0

            December 31, 1999                   42.0



            March 30, 2000                      50.0

            June 30, 2000                       50.0

            September 30, 2000                  50.0

            December 31, 2000                   50.0



            March 31, 2001                      62.5

            June 30, 2001                       62.5

             September 30, 2001                 62.5

            December 31, 2001                   62.5"

            (V) The table appearing in Section 6.21 of the Agreement (Limitations on Capital Expenditures) is hereby amended in its entirety to read as follows:



            "Period                    Amount
             ------                    ------
            (Fiscal Year ending on  (in millions)
            December 31)



            1997                       110.0

            1998                       100.0

            1999                       100.0

            2000                       100.0

            2001                       100.0"

            (W) The table appearing in Section 6.22 of the Agreement (Minimum Subscriber Level for SkyTel) is hereby amended in its entirety to read as follows:



            "Date                  Number of Subscribers
                                   ---------------------

            March 31, 1997             1,050,000

            June 30, 1997              1,075,000

            September 30, 1997         1,100,000

            December 31, 1997          1,200,000



            March 31, 1998             1,250,000

            June 30, 1998              1,300,000

            September 30, 1998         1,350,000

            December 31, 1998          1,375,000

             March 31, 1999            1,400,000

            June 30, 1999              1,450,000

            September 30, 1999         1,500,000

            December 31, 1999          1,600,000



            March 31, 2000             1,625,000

            June 30, 2000              1,650,000

            September 30,2000          1,675,000

            December 31, 2000          1,700,000



            March 31, 2001             1,725,000

            June 30, 2001              1,750,000

            September 30, 2001         1,775,000

            December 31, 2001          1,800,000"



            (X) The table appearing in Section 6.23 of the Agreement (Minimum Subscriber Level for Destineer) is hereby amended in its entirety to read as follows:



            "Date                  Number of Subscribers
             ----                  ---------------------

            March 31, 1997             25,000

            June 30, 1997              50,000

            September 30, 1997         125,000

            December 31, 1997          200,000



            March 31, 1998             275,000

            June 30, 1998              350,000

             September 30, 1998        425,000

            December 31, 1998          525,000



            March 31, 1999             600,000

            June 30, 1999              700,000

            September 30, 1999         800,000

            December 31, 1999          900,000



            March 31, 2000             950,000

            June 30, 2000              1,000,000

            September 30, 2000         1,050,000

            December 31, 2000          1,100,000



            March 31, 2001             1,200,000

            June 30, 2001              1,300,000

            September 30, 2001         1,400,000

            December 31, 2001          1,500,000"

            (Y) Article 6 of the Agreement is hereby amended by adding the following new Section:

            "     SECTION 6.31.  Fixed Charge Coverage Ratio
                                 ---------------------------

                  (a) With respect to each fiscal quarter ending during the periods indicated below, permit the ratio of Total Sources of Mtel and its Consolidated Subsidiaries to Total Uses of Mtel and its Consolidated Subsidiaries to be less than the corresponding ratio indicated below:



                  Period                                Ratio
                  ------                                -----

                  3/31/97                               1.25:1.00

                   6/30/97                              1.10:1.00

                  From 9/30/97 through 3/31/98          1.25:1.00

                  From 6/30/98 through 12/31/99         1.20:1.00

                  3/31/00 and thereafter                1.00:1.00

                  (b) Any failure by the Credit Parties to achieve the ratio set forth in Section 6.31(a) for any quarter shall not constitute a Default or Event of Default unless ninety (90) days shall have elapsed after the end of such quarter without the Credit Parties achieving compliance by selling or otherwise disposing of any of their respective property or assets to the extent permitted by
            Section 6.4 hereof or by Mtel issuing its equity securities or Subordinated Debt permitted by Section 6.1(d) hereof and recomputing the ratio set forth in Section 6.31(a) as if the Net Cash Proceeds of such transaction actually received within such ninety (90) days had instead been received by Mtel during such quarter. To the extent that any portion of Net Cash Proceeds received by the Credit Parties in connection with such transaction is used in the recomputation of the Total Sources to Total Uses ratio to achieve compliance with Section 6.31(a) for the current period, such portion may not be counted in the computation of such ratio for any subsequent period; however, any excess amounts may be used in the computation of the Total Sources to Total Uses ratio for the subsequent period. All of the foregoing computations shall be demonstrated in reasonable detail in each Compliance Certificate delivered pursuant to Section 5.1(e) hereof."

            SECTION 2. Conditions to Effectiveness.  The effectiveness of
                       ---------------------------
this Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

            (A) the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.9 of the Agreement;

            (B) the Administrative Agent shall have received a fee in an amount equal to 3/4 of 1% of such Lender's Commitment under the Agreement on behalf of each Lender (including the Agents or their Affiliates) which both (i) on or before March 7, 1997 indicated to the Administrative Agent its agreement in principal to the terms of this Amendment as presented to the Lenders at the February 24, 1997 bank meeting, and (ii) returns an executed counterpart of this Amendment to the Administrative Agent by facsimile or courier by 5:00 p.m. New York City time on March 26, 1997;

            (C) the Lenders shall have received written confirmation from Lockheed-Martin (or another consultant acceptable to the Agents in their discretion) confirming that the previously reported software problems associated with the 2-Way system have been resolved and that the system is functioning at a technical performance level which is consistent with the Borrower's business plan;

            (D) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agents.

            SECTION 3. Representations and Warranties.  The Credit Parties
                       ------------------------------
hereby represent and warrant to the Lenders that:

            (A) after giving effect to this Amendment, the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

            (B) after giving effect to this Amendment, the Credit Parties are in compliance with all the terms and provisions set forth in the Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Agreement.

            SECTION 4. Full Force and Effect.
                       ---------------------

            Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default under the Agreement, in either case whether or not known to the Agents. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

            SECTION 5. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED
                       --------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

            SECTION 6. Counterparts.  This Amendment may be executed in two
                       ------------
or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

            SECTION 7. Expenses.  The Borrower agrees to pay all reasonable
                       --------
out-of-pocket expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

            SECTION 8. Headings.  The headings of this Amendment are for the
                       --------
purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                        BORROWER:

                                        SKYTEL CORP.


                                        By:___________________________
                                           Name:
                                           Title:

                                GUARANTORS:

                                MOBILE TELECOMMUNICATION
                                  TECHNOLOGIES CORP.
                                MTEL PAGING, INC.
                                MTEL INTERNATIONAL, INC.
                                UNITED STATES PAGING CORPORATION
                                DESTINEER CORPORATION
                                MOBILECOMM EUROPE INC.
                                MTEL SPACE TECHNOLOGIES CORPORATION
                                MTEL TECHNOLOGIES, INC.
                                MTEL MAINE, INC.
                                COM/NAV REALTY CORP.
                                INTELLIGENT INVESTMENT PARTNERS, INC.


                                By:___________________________
                                   Name:
                                   Title:



                                    LENDERS:

                                    THE CHASE MANHATTAN BANK (formerly known as
                                    Chemical Bank), individually and as
                                    Administrative Agent
Executed in New York, New York

                                    By:___________________________
                                          Name:
                                          Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                        as Documentation Agent


                                    By:___________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By:___________________________
                                        Name:
                                        Title:


                                    J.P. MORGAN SECURITIES INC.,
                                       as Co-Syndication Agent


                                    By:___________________________
                                        Name:
                                        Title:

                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                    By:___________________________
                                       Name:
                                       Title:


                                    ABN AMRO BANK N.V.


                                    By:___________________________
                                       Name:
                                       Title:


                                    By:___________________________
                                       Name:
                                       Title:

                                    THE FIRST NATIONAL BANK OF BOSTON


                                    By:___________________________
                                       Name:
                                       Title:


                                    THE BOATMEN'S NATIONAL BANK OF
                                      ST. LOUIS


                                    By:___________________________
                                       Name:
                                       Title:

                                    CIBC INC.


                                    By:___________________________
                                       Name:
                                       Title:


                                    VAN KAMPEN AMERICAN CAPITAL
                                     PRIME RATE INCOME TRUST


                                    By:___________________________
                                       Name:
                                       Title: